DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

Registration No. 811-07460
FORM N-SAR
Annual Period Ended November 30, 2011

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At a Joint Annual Meeting of Shareholders of Delaware Investments Dividend and Income Fund,
Inc. (the "Fund"), the shareholders of the Fund voted to elect a Board of Directors for the Fund at a meeting held on August 17, 2011. At the meeting, the following people were elected to serve as
Independent Directors: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth,
Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In addition,
Patrick P. Coyne was elected to serve as an Interested Director.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Directors for the Fund.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 8,631,650.482
PERCENTAGE OF OUTSTANDING SHARES 91.446%
PERCENTAGE OF SHARES VOTED 97.543%
SHARES WITH AUTHORITY WITHHELD 217,486.034
PERCENTAGE OF OUTSTANDING SHARES 2.304%
PERCENTAGE OF SHARES VOTED 2.457%

Patrick P. Coyne

SHARES VOTED FOR 8,631,126.587
PERCENTAGE OF OUTSTANDING SHARES 91.441%
PERCENTAGE OF SHARES VOTED 97.537%
SHARES WITH AUTHORITY WITHHELD 218,009.929
PERCENTAGE OF OUTSTANDING SHARES 2.309%
PERCENTAGE OF SHARES VOTED 2.463%

John A. Fry

SHARES VOTED FOR 8,636,455.587
PERCENTAGE OF OUTSTANDING SHARES 91.497%
PERCENTAGE OF SHARES VOTED 97.597%
SHARES WITH AUTHORITY WITHHELD 212,680.929
PERCENTAGE OF OUTSTANDING SHARES 2.253%
PERCENTAGE OF SHARES VOTED 2.403%

Anthony D. Knerr

SHARES VOTED FOR 8,609,104.629
PERCENTAGE OF OUTSTANDING SHARES 91.208%
PERCENTAGE OF SHARES VOTED 97.288%
SHARES WITH AUTHORITY WITHHELD 240,031.887
PERCENTAGE OF OUTSTANDING SHARES 2.542%
PERCENTAGE OF SHARES VOTED 2.712%

Lucinda S. Landreth

SHARES VOTED FOR 8,634,816.112
PERCENTAGE OF OUTSTANDING SHARES 91.480%
PERCENTAGE OF SHARES VOTED 97.579%
SHARES WITH AUTHORITY WITHHELD 214,320.404
PERCENTAGE OF OUTSTANDING SHARES 2.270%
PERCENTAGE OF SHARES VOTED 2.421%

Ann R. Leven

SHARES VOTED FOR 8,599,791.412
PERCENTAGE OF OUTSTANDING SHARES 91.109%
PERCENTAGE OF SHARES VOTED 97.183%
SHARES WITH AUTHORITY WITHHELD 249,345.104
PERCENTAGE OF OUTSTANDING SHARES 2.641%
PERCENTAGE OF SHARES VOTED 2.817%

Thomas F. Madison

SHARES VOTED FOR 8,605,543.188
PERCENTAGE OF OUTSTANDING SHARES 91.170%
PERCENTAGE OF SHARES VOTED 97.248%
SHARES WITH AUTHORITY WITHHELD 243,593.328
PERCENTAGE OF OUTSTANDING SHARES 2.580%
PERCENTAGE OF SHARES VOTED 2.752%

Janet L. Yeomans

SHARES VOTED FOR 8,638,392.587
PERCENTAGE OF OUTSTANDING SHARES 91.518%
PERCENTAGE OF SHARES VOTED 97.619%
SHARES WITH AUTHORITY WITHHELD 210,743.929
PERCENTAGE OF OUTSTANDING SHARES 2.232%
PERCENTAGE OF SHARES VOTED 2.381%

J. Richard Zecher

SHARES VOTED FOR 8,607,231.656
PERCENTAGE OF OUTSTANDING SHARES 91.188%
PERCENTAGE OF SHARES VOTED 97.267%
SHARES WITH AUTHORITY WITHHELD 241,904.860
PERCENTAGE OF OUTSTANDING SHARES 2.562%
PERCENTAGE OF SHARES VOTED 2.733%
WS: MFG_Philadelphia: 856572: v1
WS: MFG_Philadelphia: 856572: v1